UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________
FORM 8-K
___________________________
Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2018
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RETROPHIN, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive Suite 200, San Diego, CA 92130
(Address of Principal Executive Offices, including Zip Code)
(760) 260-8600
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Amendment No. 5 to Sublicense Agreement
On March 20, 2018, Retrophin, Inc. (the “Company”) entered into an Amendment No. 5 to Sublicense Agreement (the “Amendment”) with Ligand Pharmaceuticals Incorporated (“Ligand”) pursuant to which the Company and Ligand agreed to amend certain terms of the Sublicense Agreement, dated February 16, 2012, by and between the Company and Ligand, as amended (the “Sublicense Agreement”).
Under the Sublicense Agreement, Ligand has granted the Company an exclusive worldwide sublicense, with further sublicense rights, to intellectual property rights related to sparsentan and related compounds. Sparsentan is an investigational therapeutic agent which acts as both a potent angiotensin receptor blocker as well as a selective endothelin receptor antagonist preferential for receptor type A.
In connection with entering into the Amendment, the Company paid Ligand $4.6 million, which amount covered the amount that will be due upon initiation of the first Phase 3 trial for sparsentan.  Pursuant to the Amendment, Ligand has agreed to update certain development milestones set forth in the Sublicense Agreement to comport with the current development timeline for sparsentan. Under the Sublicense Agreement, as amended, the escalating annual royalty obligation due to Ligand (inclusive of amounts owed to Bristol-Myers Squibb) between 15% and 17% of net sales of sparsentan, or any products containing related compounds, remains unchanged and the potential milestone payments payable to Ligand are materially unchanged.
The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the Amendment, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.
Indemnity Agreement
On March 22, 2018, the Company’s Board of Directors approved a form indemnity agreement (the “Indemnity Agreement”) to be entered into with each of its officers and directors. The Indemnity Agreement incorporates the relevant provisions of the Delaware General Corporation Law and requires the Company, among other things, to indemnify its officers and directors for all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature) actually and reasonably incurred by each officer or director in connection with the investigation, defense, settlement or appeal of any proceeding arising by reason of the fact that such person is or was an officer or director of the Company, arising from any action taken by such person (or a failure to take action) while acting as an officer or director of the Company, or the fact that such person is or was serving at the request of the Company.
The foregoing description of the Indemnity Agreement is qualified in its entirety by reference to the Indemnity Agreement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.
Forward-Looking Statements
Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s ability to commercialize Sparsentan or any products containing related compounds. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K, as amended, Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Dated: March 22, 2018	By:	/s/ Elizabeth E. Reed
	Name:	Elizabeth E. Reed
	Title:	Senior Vice President, General Counsel and Secretary